Calculation of Filing Fee Tables
S-8
Salesforce, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Contentful Global, Inc. 2021 Equity Incentive Plan (Stock Option Awards)	Other	444,096	$ 80.90	$ 35,927,366.40	0.0001381	$ 4,961.57
2	Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Contentful Global, Inc. 2021 Equity Incentive Plan (Restricted Stock Unit Awards)	Other	136,513	$ 202.70	$ 27,671,185.10	0.0001381	$ 3,821.39
3	Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Contentful Global, Inc. 2021 Replacement Equity Plan (Restricted Stock Unit Awards)	Other	19,809	$ 202.70	$ 4,015,284.30	0.0001381	$ 554.51
Total Offering Amounts:						$ 67,613,835.80		$ 9,337.47
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,337.47
Offering Note
[1]	Represents shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), reserved for issuance pursuant to outstanding stock option awards (the "Contentful Plan Option Awards") under the Contentful Global, Inc. 2021 Equity Incentive Plan (the "Contentful Plan"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Contentful Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction that results in an increase in the number of outstanding shares of Common Stock. The proposed maximum offering price per unit and maximum aggregate offering price are estimated in accordance with Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of the weighted-average exercise price of the Contentful Plan Option Awards.

[2]	Represents shares of Common Stock reserved for issuance pursuant to outstanding restricted stock unit awards (the "Contentful Plan RSU Awards") under the Contentful Plan. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Contentful Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction that results in an increase in the number of outstanding shares of Common Stock. The proposed maximum offering price per unit and maximum aggregate offering price are estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee on the basis of the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on August 26, 2026, which date is a date within five business days of the filing of this Registration Statement.

[3]	Represents shares of Common Stock reserved for issuance pursuant to outstanding restricted stock unit awards (the "Contentful Replacement Plan RSU Awards") under the Contentful Global, Inc. 2021 Replacement Equity Plan (the "Contentful Replacement Plan"). Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Contentful Replacement Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction that results in an increase in the number of outstanding shares of Common Stock. The proposed maximum offering price per unit and maximum aggregate offering price are estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee on the basis of the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on August 26, 2026, which date is a date within five business days of the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources